Exhibit 10.7
CERES, INC.
RESTRICTED STOCK GRANT AGREEMENT
     AGREEMENT made as of this 22nd day of December 2008, by and between Ceres, Inc., a Delaware corporation, and Jefferson Gwyn, Participant in the Corporation’s 2000 Stock Option/Stock Issuance Plan.
     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.
     A. GRANT OF RESTRICTED SHARES
Grant. Participant is hereby granted 10,000 shares of Common Stock (the “Restricted Shares”) pursuant to the provisions of the Stock Issuance Program.
Vesting Provisions: The Restricted Shares shall vest in accordance with the following schedule, subject to the achievement of the performance criteria mutually agreed to by the parties and set forth on Exhibit I hereto:

Vesting Date	Vested Shares
April 1, 2009	25%
April 1, 2010	an additional 25% up to 50%
April 1, 2011	an additional 25% up to 75%
April 1, 2012	an additional 25% up to 100%
For clarity, if the performance criteria set forth in Exhibit I with respect to a given vesting date have, in the Corporation’s reasonable opinion, not been met on such date, the shares eligible for vesting as of that date will be forfeited without consideration.
Effect of a Corporate Transaction. To the extent not already vested, upon the occurrence of a Corporate Transaction, the Restricted Shares shall vest in full immediately prior to the effective date of the Corporate Transaction. However, the Restricted Shares shall not vest on such an accelerated basis if and to the extent: (i) this Restricted Share Award is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this Restricted Share Award is to be replaced with a cash incentive program of the successor corporation that preserves the economics of the Restricted Share Award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule.

               Immediately following the Corporate Transaction, the Restricted Shares shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction. If the Restricted Shares are assumed in connection with a Corporate Transaction, then this award shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to an appropriate number and class of securities of the successor corporation.
               Should there occur an Involuntary Termination of the holder’s Service within twelve (12) months following a Corporate Transaction in which the Restricted Shares do not otherwise vest on an accelerated basis pursuant to the foregoing, then all the shares subject to this award at the time of such Involuntary Termination but not otherwise vested shall automatically vest so that this award shall immediately become vested as to all the Restricted Shares, to the extent that such acceleration would not give rise to adverse tax consequences to the holder under Section 409A of the Code.
               This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Termination of Employment. Except as otherwise stated above in connection with a Corporate Transaction, if the Participant’s employment with the Corporation terminates for any reason, the Restricted Shares, to the extent not already vested, shall be forfeited without consideration.
Stockholder Rights. Until such time as the Restricted Shares become vested, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Restricted Shares, subject, however, to the transfer restrictions of Articles B and C.
     B. SECURITIES LAW COMPLIANCE
Restricted Securities. The Restricted Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the Restricted Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Restricted Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is prepared to hold the Restricted Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Restricted Shares from the registration requirements of the 1933 Act.
Disposition of Restricted Shares. Participant shall make no disposition of the Restricted Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

i.	Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

ii.	Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares.

iii.	Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Restricted Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1993 Act (including Rule 144) has been taken.
          The Corporation shall not be required (i) to transfer on its books any Restricted Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement.
Restrictive Legends. The stock certificates for the Restricted Shares shall be endorsed with one or more of the following restrictive legends:
               “The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”
               “The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, ___, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

     C. TRANSFER RESTRICTIONS
          Restriction on Transfer. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares unless and until they become vested. In addition, Restricted Shares that become vested in accordance with the terms of this Agreement shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.
          Transferee Obligations. Each person (other than the Corporation) to whom the Restricted Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Participant.
          Market Stand-Off.
i.	In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Restricted Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation’s initial public offering.

ii.	Owner shall be subject to the Market Stand-Off, provided, and only if, the officers and directors of the Corporation are also subject to similar restrictions.

iii.	Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Restricted Shares shall be immediately subject to the Market Stand-Off, to the same extent the Restricted Shares are at such time covered by such provisions.

iv.	In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Restricted Shares until the end of the applicable stand-off period.

     D. RIGHT OF FIRST REFUSAL
          Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Restricted Shares in which Participant has vested. For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Restricted Shares intended to be made by Owner, but shall not include any Permitted Transfer.
          Notice of Intended Disposition. In the event any Owner of Restricted Shares in which Participant has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Restricted Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.
          Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.
          Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.
          Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25) day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition

Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right, but the acquired shares shall remain subject to the provisions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.
          Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:
i.	sale or other disposition of all the Target Shares to the third-party offeror identified. in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4. as if the Corporation did not exercise the First Refusal Right; or

ii.	sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.
          Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.
          Recapitalization/Reorganization.
i.	Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Restricted Shares shall be immediately subject to the First Refusal Right, but only to the extent the Restricted Shares are at the time covered by such right.

ii.	In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Restricted Shares in consummation of the Reorganization, but only to the extent the Restricted Shares are at the time covered by such right.
          Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering. pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least ten million dollars ($10,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.
     E. SPECIAL TAX ELECTION
          Section 83(b) Election. Under Code Section 83, the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions, on the value of the shares at the time they are acquired. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AT THE TIME THE FORFEITURE RESTRICTIONS LAPSE.
          FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.
     F. GENERAL PROVISIONS
          Assignment. The Corporation may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.
          No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.
          Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.

          No Waiver. The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
     G. MISCELLANEOUS PROVISIONS
          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.
          Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Restricted Shares pursuant to the provisions of this Agreement.
          Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.
          Section 409A. The Restricted Shares are not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the Code and shall be interpreted and construed in a manner consistent with that intent. If any provision of this Agreement or the Plan causes the Award to be subject to the requirements of Section 409A of the Code, or could otherwise cause the Participant to recognize income or be subject to the interest and additional income taxes under Section 409A of the Code, then the provision shall have no effect or, to the extent practicable, the Corporation may modify the provision to maintain the original intent without violating the requirements of Section 409A of the Code.
          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

CERES, INC.

By:	/s/ Paul Kuc

Title:

Address:

PARTICIPANT

/s/ J. Jefferson Gwyn

Address:	2303 Knollbrook Way
Bloomington, IL 61705

SPOUSAL ACKNOWLEDGMENT
     The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation’s granting Participant the right to acquire the Restricted Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.

PARTICIPANT’S SPOUSE

/s/ Pamela C. Gwyn
Address:	2303 Knollbrook Way
Bloomington, IL 61705

EXHIBIT I
PERFORMANCE CRITERIA
With respect to the objectives listed hereinafter, achieve the following:

—	April 1, 2009:	achieve a performance rating of Very Good or higher for achievements in 2008.

—	April 1, 2010:	achieve a performance rating of Very Good or higher for achievements in 2009.

—	April 1, 2011:	achieve a performance rating of Very Good or higher for achievements in 2010.

—	April 1, 2012:	achieve a performance rating of Very Good or higher for achievements in 2011.
Objectives
1.	Develop a personal career and demonstrate leadership as Director or Breeding by making substantial, demonstrable progress within each of the 6 areas stated hereinafter.

2.	College Station Research Center.

3.	Finance.

4.	Switchgrass Breeding.

5.	Sorghum Breeding.

6.	Miscanthus Breeding.

7.	Other Research and Development Objectives Supporting Breeding.

EXHIBIT II
SECTION 83(b) TAX ELECTION
This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.
(1)	The taxpayer who performed the services is: Name: Joseph Jefferson Gwyn Address: 2303 Knollbrook Way, Bloomington, IL 61705 Taxpayer Ident. No.: ###-##-####

(2)	The property with respect to which the election is being made is shares of the common stock of Ceres, Inc.

(3)	The property was issued on 12/22, 2008.

(4)	The taxable year in which the election is being made is the calendar year 2008.

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of annual and monthly installments over a four (4) year period ending on , 200 .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to Ceres, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , .

/s/ Pamela C. Gwyn Spouse (if any)	/s/ J. Jefferson Gwyn Taxpayer
This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

EXHIBIT III
The Corporation’s 2000 Stock Option/Stock Issuance Plan, as amended

APPENDIX
The following definitions shall be in effect under the Agreement:
A. Agreement shall mean this Restricted Stock Grant Agreement.
B. Board shall mean the Corporation’s Board of Directors.
C. Code shall mean the Internal Revenue Code of 1986, as amended.
D. Common Stock shall mean the Corporation’s common stock.
E. Corporate Transaction shall be deemed to have occurred when:
(i) Any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act, whether or not the Corporation is then subject to the terms of the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty (20%) percent or more of the combined voting power of the Corporation’s then-outstanding securities; or
(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board as of December 31, 1999 and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) There is consummated a merger or consolidation of the Corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, at least sixty (60%) percent of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twenty (20%) percent or more of the combined voting power of the Corporation’s then outstanding securities; or
     (iv) The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least sixty (60%) percent of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.
F. Corporation shall mean Ceres, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Ceres, Inc. which shall by appropriate action adopt the Plan.
G. Disposition Notice shall have the meaning assigned to such term in Paragraph D.2.
H. Exercise Notice shall have the meaning assigned to such term in Paragraph D.3.
I. Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.
J. First Refusal Right shall mean the right granted to the Corporation in accordance with Article D.
K. Involuntary Termination shall mean the termination of holder’s Service which occurs by reason of:
     (i) holder’s dismissal or discharge by the Corporation for reasons other than Misconduct, or
     (ii) holder’s voluntary resignation following (A) a change in holder’s position with the Corporation (or Parent or subsidiary employing holder) which materially reduces the holder’s level of responsibility, (B) a reduction in holder’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) in the aggregate or (C) a relocation of holder’s place of employment by more than fifty (50) miles from holder’s place of employment immediately prior to the Corporate Transaction, provided and only if such change, reduction or relocation is effected by the Corporation without holder consent.
L. Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
N. 1933 Act shall mean the Securities Act of 1933, as amended.
O. Owner shall mean Participant and all subsequent holders of the Restricted Shares who derive their chain of ownership through a Permitted Transfer from Participant.
P. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q. Participant shall mean the person to whom shares are issued under the Stock Issuance Program.
R. Permitted Transfer shall mean (i) a gratuitous transfer of the Restricted Shares, provided and only if Participant obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Restricted Shares effected pursuant to Participant’s will or the laws of interstate succession following Participant’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Restricted Shares.
S. Person shall mean any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
T. Plan shall mean the Corporation’s 2000 Stock Option/Stock Issuance Plan attached hereto as Exhibit III, and as may be amended from time to time.
U. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
V. Purchase Price shall have the meaning assigned to such term in Paragraph A.1.

W. Restricted Shares shall have the meaning assigned to such term in Paragraph A.1.
X. Recapitalization shall mean any stock split, stock dividend, merger, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.
Y. Reorganization shall mean any of the following transactions:
     (i) a merger or consolidation in which the Corporation is not the surviving entity,
     (ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,
     (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or
     (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.
Z. SEC shall mean the Securities and Exchange Commission.
AA. Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.
AB. Stock Issuance Program shall mean the Stock Issuance Program under the Plan.
AC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
AD. Target Shares shall have the meaning assigned to such term in Paragraph D.2.